UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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AVINGER, INC.
(Name of Registrant as Specified In Its Charter)

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400 CHESAPEAKE DRIVE

REDWOOD CITY, CALIFORNIA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Time on Tuesday, June 11, 2019

Dear Stockholders of Avinger, Inc.:

We cordially invite you to attend the 2019 annual meeting of stockholders, which we refer to as the Annual Meeting, of Avinger, Inc., a Delaware corporation, which will be held on Tuesday, June 11, 2019 at 1:00 p.m. Pacific Time, in person at the offices of Dorsey & Whitney LLP at 305 Lytton Avenue, Palo Alto, California 94301, for the following purposes, as more fully described in the accompanying proxy statement:

1.     To elect one Class I director to serve until the 2022 annual meeting of stockholders and until his successor is duly elected and qualified;

2.     To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019;

3.     To approve an amendment to the Avinger, Inc. 2015 Equity Incentive Plan to increase the shares reserved for issuance under the plan by 8,000,000 shares;

4.     To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 125,000,000;

5.     To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-3 and not greater than 1-for-10, with the exact ratio to be set within that range at the discretion of our board of directors before the day prior to the 2020 annual meeting of stockholders without further approval or authorization of our stockholders;

6.     To approve the adjournment of the Annual Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals; and

7.     To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 15, 2019 as the record date for the Annual Meeting.  Only stockholders of record on April 15, 2019 are entitled to notice of and to vote at the Annual Meeting.  Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about April [●], 2019, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement and our annual report.  The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail.  The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com.  All you have to do is enter the control number located on your Notice or proxy card.

YOUR VOTE IS IMPORTANT.  Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Avinger.

By order of the Board of Directors,

Jeffrey M. Soinski
Chief Executive Officer
Redwood City, California
April [__], 2019

Overview	40
Vote Required	40
EXECUTIVE OFFICERS	41
EXECUTIVE COMPENSATION	42
Processes and Procedures for Compensation Decisions	42
Summary Compensation Table	42
Executive Employment Letters	43
401(k) Plan	43
Pension Benefits and Nonqualified Deferred Compensation	43
Outstanding Equity Awards at Fiscal Year-End	44
Potential Payments upon Termination or Change of Control	45
Executive Incentive Compensation Plan	45
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47
RELATED PERSON TRANSACTIONS	49
Master Consulting Agreement	49
Master Services Agreement	49
Employment of Related Persons	49
Other Transactions	49
Policies and Procedures for Related Party Transactions	49
OTHER MATTERS	51
Section 16(a) Beneficial Ownership Reporting Compliance	51
Fiscal Year 2018 Annual Report and SEC Filings	51

AVINGER, INC.

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Time on Tuesday, June 11, 2019

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2019 annual meeting of stockholders of Avinger, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof, which we refer to as the Annual Meeting.  The Annual Meeting will be held on Tuesday, June 11, 2019 at 1:00 p.m. Pacific Time, at the offices of Dorsey & Whitney LLP at 305 Lytton Avenue, Palo Alto, California 94301.  The Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice,” containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April [●], 2019 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement.  You should read this entire proxy statement carefully.  Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

●	the election of one Class I director to serve until our 2022 annual meeting of stockholders and until his successor is duly elected and qualified;

●	a proposal to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019;

●	a proposal to amend the Avinger, Inc. 2015 Equity Incentive Plan to increase the number of shares reserved for issuance under the plan by 8,000,000 shares;

●	a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 125,000,000;

●

a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-3 and not greater than 1-for-10, with the exact ratio to be set within that range at the discretion of our board of directors before the day prior to the 2020 annual meeting of stockholders without further approval or authorization of our stockholders;

●	a proposal to approve the adjournment of the Annual Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals; and

●	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

●	“FOR” the election of Jeffrey M. Soinski as the Class I director;

●	“FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

●	“FOR” the amendment of the Avinger, Inc. 2015 Equity Incentive Plan to increase the number of shares reserved for issuance under the plan by 8,000,000 shares.

●	“FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 125,000,000.

●

“FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-3 and not greater than 1-for-10, with the exact ratio to be set within that range at the discretion of our board of directors before the day prior to the 2020 annual meeting of stockholders without further approval or authorization of our stockholders.

●	“FOR” the adjournment of the Annual Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 15, 2019, the record date for the Annual Meeting, may vote at the Annual Meeting.  Holders of our Series A Convertible Preferred Stock, par value $0.001 per share, or Series A Preferred Stock, and Series B Convertible Preferred Stock, par value $0.001 per share, or Series B Preferred Stock, are not entitled to notice of or a vote upon any matters to be presented at the Annual Meeting. As of the record date, there were [●] shares of our common stock outstanding.  In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date.  Stockholders are not permitted to cumulate votes with respect to the election of directors.

Registered Stockholders.  If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us.  As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting.  Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders.  If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares.  Beneficial owners are also invited to attend the Annual Meeting.  However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.  If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use.  Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

●

Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved.  “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors.  As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.  You may vote “for” or “withhold” on each of the nominees for election as a director.

●

Proposal No. 2: The ratification of the appointment of Moss Adams LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved.  Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal.  Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal.

●

Proposal No. 3: The approval of the amendment of the Avinger, Inc. 2015 Equity Incentive Plan requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

●	Proposal No. 4: The approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 125,000,000 requires the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock. Because the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock is required for this proposal, abstentions and broker non-votes will have the same effect as votes against this proposal.

●

Proposal No. 5: The approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-3 and not greater than 1-for-10, with the exact ratio to be set within that range at the discretion of our board of directors before the day prior to the 2020 annual meeting of stockholders, without further approval or authorization of our stockholders, requires the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock. Because the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock is required for this proposal, abstentions will have the same effect as votes against this proposal. Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal.

●

Proposal No. 6: The approval of the adjournment of the Annual Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal.  Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal.

What is the quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law.  The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting.  Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 11, 2019 (have your Notice or proxy card in hand when you visit the website);

●	by toll-free telephone at 1-800-690-6903 (have your Notice or proxy card in hand when you call);

●	by completing and mailing your proxy card (if you received printed proxy materials); or

●	by written ballot at the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee.  You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares.  Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet.  However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee.  As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes.  If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	entering a new vote by Internet or by telephone;

●	completing and mailing a later-dated proxy card;

●	notifying the Secretary of Avinger, Inc., in writing, at 400 Chesapeake Drive, Redwood City, California 94063; or

●	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

Space for the Annual Meeting is limited.  Therefore, admission will be on a first-come, first-served basis.  Registration will open at 12:40 p.m. Pacific Time and the Annual Meeting will begin at 1:00 p.m. Pacific Time.  Each stockholder should be prepared to present:

●	valid government photo identification, such as a driver’s license or passport; and

●

if you are a street name stockholder, proof of beneficial ownership as of April 15, 2019, the record date, such as your most recent account statement reflecting your stock ownership prior to April 15, 2019, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting.  Please allow ample time for check-in.  Parking is limited.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors.  Jeffrey M. Soinski and Mark Weinswig have been designated as proxy holders by our board of directors.  When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder.  If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above.  If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares.  If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission, or SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet.  The Notice containing instructions on how to access our proxy materials is first being mailed on or about April [●], 2019 to all stockholders entitled to vote at the Annual Meeting.  Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice.  We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting.  All expenses associated with this solicitation will be borne by us.  We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf.  In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Our directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company has engaged The Proxy Advisory Group, LLC, or PAG, to assist in the solicitation of proxies and provide related advice and informational support, for which PAG will receive a base services fee of $10,000 that includes the cost of customary disbursements.  The cost of any additional services that PAG may perform pursuant to this engagement are capped not to exceed $10,000 in total.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on “routine” matters: the proposal to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm, the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporate to effect a reverse stock split or the approval of the adjournment of the Annual Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals. Your broker will not have discretion to vote on the election of directors, the approval of the amendment of the Avinger, Inc. 2015 Equity Incentive Plan or the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, each of which is a “non-routine” matter, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting.  We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials.  How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved.  Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders.  This procedure reduces our printing costs, mailing costs and fees.  Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials.  To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Avinger, Inc.

Attention: Investor Relations

400 Chesapeake Drive

Redwood City, California 94063

Tel: (650) 241-7916

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner.  For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December [●], 2019.  In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Stockholder proposals should be addressed to:

Avinger, Inc.

Attention: Secretary

400 Chesapeake Drive

Redwood City, California 94063

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement.  Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws.  To be timely for our 2020 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than [February] [●], 2020; and

●	not later than the close of business on [March] [●], 2020.

In the event that we hold our 2020 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2020 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

●	the 90th day prior to our 2020 annual meeting of stockholders; or

●	the 10th day following the day on which public announcement of the date of our 2020 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee.  Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above.  For additional information regarding stockholder recommendations for director candidates, see the section of this proxy statement titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders.  To nominate a director, the stockholder must provide the information required by our amended and restated bylaws.  In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov.  You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of four members.  Three of our directors are independent within the meaning of the listing standards of The Nasdaq Stock Market, or Nasdaq.  Our board of directors is divided into three staggered classes of directors.  At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of March 7, 2019 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Jeffrey M. Soinski	I	57	President, Chief Executive Officer and Director	2014	2019	2022
Continuing Directors
Donald A. Lucas(1)(2)(3)	II	57	Director	2013	2020	—
James B. McElwee(1)(2)(3)	II	66	Director	2011	2020	—
James G. Cullen(1)(2)(3)	III	75	Director and Chairman of the Board of Directors	2014	2021	—

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee

Nominees for Director

 Jeffrey M. Soinski has served as our President, Chief Executive Officer and a member of our Board of Directors since December 2014. From its formation in September 2009 until the acquisition of its Unisyn business by GE Healthcare in May 2013, Mr. Soinski served as Chief Executive Officer of Medical Imaging Holdings and its primary operating company Unisyn Medical Technologies, a national provider of technology-enabled products and services to the medical imaging industry. Mr. Soinski was a Director of Medical Imaging Holdings and its remaining operating company Consensys Imaging Service from September 2009 until its sale in October 2017. Mr. Soinski served periodically as a Special Venture Partner from July 2008 to June 2013 and as a Special Investment Partner since October 2016 for Galen Partners, a leading healthcare-focused private equity firm, which included Medical Imaging Holdings as one of its portfolio companies. From 2001 until its acquisition by C.R. Bard in 2008, Mr. Soinski was President and CEO of Specialized Health Products International, a publicly-traded manufacturer and marketer of proprietary safety medical products. Mr. Soinski served as a consultant to BLOXR Corporation, a venture-backed medical device company, from October 2013 until September 2014. He served on the board of directors of Merriman Holdings, parent of Merriman Capital, a San Francisco-based investment banking and brokerage firm, from 2008 until March 2016. Mr. Soinski holds a B.A. degree from Dartmouth College.

We believe Mr. Soinski is qualified to serve as a member of our board of directors because of his extensive corporate finance and business strategy experience as well as his experience with public companies.

Continuing Directors

James G. Cullen has served as a member of our board of directors since December 2014, as our Lead Independent Director since January 2015 and as our Non-Executive Chairman since December 2017. During the last five years, Mr. Cullen has held board and committee positions with various companies. Mr. Cullen is currently a director of Keysight Technologies, which was spun out of Agilent Technologies, where he was previously a director. Mr. Cullen previously served as a director and chairman of the audit committee of Johnson & Johnson and as a director and member of the investment and finance committees of Prudential Financial. From 1993 to 2000, Mr. Cullen was President, Vice Chairman and Chief Operating Officer of Bell Atlantic Corporation (now Verizon). From 1989 to 1993, he was President and Chief Executive Officer of Bell Atlantic-New Jersey. Mr. Cullen holds a B.A. in Economics from Rutgers University and an M.S. in Management Science from the Massachusetts Institute of Technology.

We believe Mr. Cullen is qualified to serve as a member of our board of directors because of his extensive experience serving on the boards of public companies as well as his financial and business expertise.

Donald A. Lucas has served as a member of our board of directors since 2013 and has been an investor in our company since 2011. Mr. Lucas has been a venture capitalist since 1985, having invested in companies such as Oracle, Macromedia and Cadence Design alongside his father Donald L. Lucas. Mr. Lucas has sourced or led investments in companies such as Intuitive Surgical, Coulter Pharmaceutical, Dexcom, Infinera, Signifyd, Obalon Therapeutics, Katerra, Bossa Nova Robotics, Filld, Berkeley Lights Inc, and Palantir. Mr. Lucas has served on the boards of Dexcom and the Silicon Valley Chapter of the JDRF and is a member of the UCSF Diabetes Center Leadership Council. Mr. Lucas serves on the advisory board for U.S. Bank. Mr. Lucas holds a B.A. from Santa Clara University.

We believe Mr. Lucas is qualified to serve as a member of our board of directors because of his substantial corporate finance, business strategy and corporate development expertise gained from his significant experience in the venture capital industry, analyzing, investing in, serving on the boards of, and providing guidance to various technology companies.

James B. McElwee has served as a member of our board of directors since March 2011. Mr. McElwee has served as an independent venture capital investor since 2010. Mr. McElwee served as general partner of Weston Presidio, a private equity and venture capital firm, from 1992 to 2010. During his tenure as a general partner and member of the investment committee, Weston Presidio led the start up financing of JetBlue Airways and made investments in Fender Musical Instruments, The Coffee Connection, Guitar Center, Mapquest, Party City, Petzazz, RE/MAX, and others.

We believe Mr. McElwee is qualified to serve as a member of our board of directors because of his substantial corporate development and business strategy expertise gained in the venture capital industry.

Director Independence

Our common stock is listed on The Nasdaq Capital Market.  Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors.  In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent.  Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act, and the Nasdaq listing standards.  Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the Nasdaq listing standards.

Our board of directors has undertaken a review of the independence of each of our directors.  Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that Messrs. Cullen, Lucas and McElwee do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards.  In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described below under the heading “Related Person Transactions.”

Board Leadership Structure

We believe that the structure of our board of directors and its committees provides strong overall management of our company.  Our board of directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of our board of directors should be separate.  However, Messrs. Soinski and Cullen, respectively, hold these positions at present.

Our Chief Executive Officer, Mr. Soinski, is responsible for setting the strategic direction of our company, the general management and operation of the business and the guidance and oversight of senior management.  In his capacity as Chairman of our board of directors, Mr. Cullen is also responsible for the guidance and oversight of senior management, monitoring the content, quality and timeliness of information sent to our board of directors, consultation with our board of directors regarding the oversight of our business affairs, presiding over meetings of our board of directors and performing such additional duties as our Board may otherwise determine and delegate.  At the end of each board meeting, the independent directors are expected to meet in executive session, without Mr. Soinski present.  Following each meeting, Mr. Cullen is expected to provide feedback to Mr. Soinski on his performance and the performance of our employees during the meeting and to recommend new agenda items for the next meeting.

Board Meetings and Committees

During our fiscal year ended December 31, 2018, our board of directors held 11 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he served during the periods that he served.  All of our directors attended our 2018 annual meeting of stockholders, either in person or telephonically.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage our directors to attend.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee.  The composition and responsibilities of each of the committees of our board of directors are described below.  Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

Messrs. Lucas, McElwee and Cullen serve on our audit committee.  Mr. Lucas serves as the chair of the audit committee.  Our board of directors has assessed whether all members of the audit committee meet the composition requirements of Nasdaq, including the requirements regarding financial literacy and financial sophistication.  Our board of directors found that Messrs. Lucas, McElwee and Cullen have met the financial literacy and financial sophistication requirements and that Messrs. Lucas, McElwee and Cullen are independent under SEC and Nasdaq rules.  In addition, our board of directors has determined that Mr. Cullen is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act.  The audit committee’s primary responsibilities include:

●	appointing, approving the compensation of, and assessing the qualifications and independence of our independent registered public accounting firm, which currently is Moss Adams LLP;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statements;

●	monitoring our internal control over financial reporting, disclosure controls and procedures;

●	reviewing our risk management status;

●	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

●	meeting independently with our independent registered public accounting firm and management; and

●	monitoring compliance with the code of business conduct and ethics for financial management.

All audit and non-audit services must be approved in advance by the audit committee.  Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and Nasdaq listing standards.  A copy of the charter of our audit committee is available on our website at www.avinger.com under “Investors–Governance.” During our fiscal year ended December 31, 2018, our audit committee held four meetings.

Compensation Committee

Messrs. Lucas, Cullen and McElwee serve on our compensation committee.  Mr. McElwee serves as the chair of the compensation committee.  Each member of our compensation committee meets the requirements for independence for compensation committee members under the Nasdaq listing standards and SEC rules and regulations, including Rule 10C-1 under the Exchange Act.  Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code.  Our compensation committee is responsible for, among other things:

●	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and our other executive officers;

●	determining the compensation of our chief executive officer and our other executive officers;

●	reviewing and making recommendations to our board of directors with respect to director compensation; and

●	overseeing and administering our equity incentive plans.

Our Chief Executive Officer and Chief Financial Officer make compensation recommendations for our other executive officers and initially propose the corporate and departmental performance objectives under our Executive Incentive Compensation Plan to the compensation committee.  From time to time, the compensation committee may use outside compensation consultants to assist it in analyzing our compensation programs and in determining appropriate levels of compensation and benefits.  For example, we have periodically engaged Radford, a business unit of Aon Hewitt, to help develop our compensation philosophy, select a group of peer companies to use for compensation benchmarking purposes and advise on cash and equity compensation levels for our directors, executives and other employees based on current market practices.  Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and Nasdaq listing standards.  A copy of the charter of our compensation committee is available on our website at www.avinger.com under “Investors–Governance.” During our fiscal year ended December 31, 2018, our compensation committee held two meetings.

Nominating and Corporate Governance Committee

Messrs. Lucas, Cullen and McElwee serve on our nominating and governance committee.  Mr. Cullen serves as the chair of the nominating and governance committee.  Each member of our nominating and corporate governance committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations.  Our nominating and corporate governance committee is responsible for, among other things:

●	identifying individuals qualified to become members of our board of directors;

●	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

●	reviewing and making recommendations to our board of directors with respect to management succession planning;

●	developing, updating and recommending to our board of directors corporate governance principles and policies; and

●	overseeing the evaluation of our board of directors and committees.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable Nasdaq listing standards.  A copy of the charter of our nominating and corporate governance committee is available on our website at www.avinger.com under “Investors–Governance.” During our fiscal year ended December 31, 2018, our nominating and corporate governance committee held no meetings.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees.  In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors.  Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments.  Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated.  Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities.  Members of our board of directors are expected to prepare for, attend and participate in all board of director and applicable committee meetings.  Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences.  In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints.  Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations.  After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC.  Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above.  This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.  Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing.  Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors.  Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also nominate candidates for our board of directors.  Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Secretary at 400 Chesapeake Drive, Redwood City, California 94063.  To be timely for our 2020 annual meeting of stockholders, our Secretary must receive the nomination no earlier than February [●], 2020 and no later than March [●], 2020.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors and mailing the correspondence to our Secretary at Avinger, Inc., 400 Chesapeake Drive, Redwood City, California 94063.  Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct

We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our stockholders.  We and our board of directors have been reviewing the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance.  We have also considered the provisions of the Sarbanes-Oxley Act and the rules of the SEC and Nasdaq.

Based on this review, our board of directors has taken steps to implement many of these provisions and rules.  In particular, we have established charters for the audit committee, compensation committee and nominating and governance committee. We have also adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.avinger.com. Changes to or waivers of the code will be disclosed on the same website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver of, any provision of the code in the future by disclosing such information on our website.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, political, regulatory, legal and compliance, and reputational risk.  We have designed and implemented processes to manage risk in our operations.  Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and with the assistance of its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight.  Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well as at such other times as they deem appropriate.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk.  Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management.  Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures.  Our audit committee additionally monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk.  Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance.  Our compensation committee assesses risks created by the incentives inherent in our compensation policies.  Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities and evaluates the risks inherent in significant transactions.

Director Compensation

Our board of directors approved our Outside Director Compensation Policy in January 2015 to compensate each non-employee director for his or her service, and amended certain aspects of this policy in August 2018.  Our board of directors will have the discretion to revise non-employee director compensation as it deems necessary or appropriate.  Under our Outside Director Compensation Policy, non-employee directors will receive compensation in the form of equity and cash, as described below:

Cash Compensation.  All non-employee directors will be entitled to receive the following cash compensation for their services:

●	$35,000 per year for service as a board member;

●	$25,000 per year additionally for service as chairman of the board;

●	$20,000 per year additionally for service as chairman of the audit committee;

●	$10,000 per year additionally for service as an audit committee member;

●	$15,000 per year additionally for service as chairman of the compensation committee;

●	$7,500 per year additionally for service as a compensation committee member;

●	$10,000 per year additionally for service as chairman of the nominating and corporate governance committee; and

●	$5,000 per year additionally for service as a nominating and corporate governance committee member.

All cash payments to non-employee directors, or the Retainer Cash Payments, will be paid semiannually with the first semiannual installment payable on the date of our annual meeting of stockholders or, if no annual meeting occurs in a given year, May 1, and the second semiannual installment payable on November 1 of each year.

Election to Receive RSUs in Lieu of Cash Payments.  All non-employee directors may elect to convert a Retainer Cash Payment into RSUs, or Retainer RSUs, with a grant date fair value equal to the applicable Retainer Cash Payment.  Each Retainer RSU will be granted on the date that the applicable Retainer Cash Payment was scheduled to be paid, and all of the shares underlying the Retainer RSUs will vest and become exercisable six months from the date of grant, subject to continued service as a director through the applicable vesting date.  The Retainer RSUs will be subject to certain terms and conditions as described below under the section titled “Director Compensation—Equity Compensation.”

Elections to convert a Retainer Cash Payment into a Retainer Option must generally be made on or prior to December 31 of the year prior to the year in which the Retainer Cash Payment is scheduled to be paid, or such earlier deadline as is established by our board of directors or compensation committee.  A newly appointed non-employee director will be permitted to elect to convert Retainer Cash Payments payable in the same calendar year into Retainer Options, provided that such election is made prior to the date the individual becomes a non-employee director.

Equity Compensation.  Nondiscretionary, automatic grants of RSUs will be made to our non-employee directors.

●

Initial Grant.  Each person who first becomes a non-employee director will be granted RSUs having a grant date fair value equal to $115,000, or the Initial Grant.  The Initial Grant will be granted on the date of the first meeting of our board of directors or compensation committee occurring on or after the date on which the individual first became a non-employee director.  The Initial Grant will vest and become exercisable as to one thirty-sixth (1/36th) of the shares subject to such Initial Grant on each monthly anniversary of the commencement of the non-employee director’s service as a director, subject to the continued service as a director through the applicable vesting date.

●

Annual Grant.  Once each calendar year, on the same date that our board of directors grants annual equity awards to our senior executives, each non-employee director will be granted RSUs having a grant date fair value equal to $75,000, or the Annual Grant.  All of the shares underlying the Annual Grant will vest and become exercisable one year from the date of grant, subject to continued service as a director through the applicable vesting date.

The grant date fair value is the closing sales price for the Company’s common stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date such award is granted.

Any RSUs granted under our outside director compensation policy will fully vest and become exercisable in the event of a change in control, as defined in our 2015 Plan, provided that the holder remains a director through such change in control.  Further, our 2015 Plan provides that in the event of a merger or change in control, as defined in our 2015 Plan, each outstanding equity award granted under our 2015 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable, provided such optionee remains a director through such merger or change in control.

Compensation for Fiscal Year 2018

The following table sets forth a summary of the compensation received by our non-employee directors who received compensation during our fiscal year ended December 31, 2018:

	Fees earned or		Stock
Name	paid in cash(1)	Option awards(2)	awards(3)	Total
James G. Cullen	$82,500	$0	$75,000	$157,500
Donald A. Lucas	$67,500	$0	$75,000	$142,500
James B. McElwee	$65,000	$0	$75,000	$140,000

(1)

Mr. Cullen elected to convert $38,750 of his Retainer Cash Payments for 2018 into Retainer Options. The grant date fair value of Mr. Cullen’s Retainer Options was $38,750, as calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant-date fair value of the options reported in this column are set forth in the section of our Annual Report on Form 10-K titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates – Stock-Based Compensation.”

(2)	As of December 31, 2018, Messrs. Cullen, Lucas, and McElwee had outstanding options to purchase a total of 3,265, 3,100 and 2,831 shares of our common stock.
(3)	During 2018, all non-employee directors received an Annual RSU grant.

Directors who are also our employees receive no additional compensation for their service as directors.  During 2018, Jeffrey M. Soinski, our President, Chief Executive Officer and a director, was also our employee.  See the section titled “Summary Compensation Table” below for additional information about the compensation for Mr. Soinski.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of four members.  In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors.  At the Annual Meeting, one Class I director will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal.  Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.  This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Jeffrey M. Soinski as nominee for election as a Class I director at the Annual Meeting.  If elected, Mr. Soinski will serve as a Class I director until our 2022 annual meeting of stockholders and until his successor is duly elected and qualified.  Mr. Soinski is currently a director and the President and Chief Executive Officer of our company.  For information concerning Mr. Soinski, please see the section of this proxy statement titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet, but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Jeffrey M. Soinski.  We expect that Mr. Soinski will accept such nomination; however, in the event that he is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy.  If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will not vote your shares on this matter.

Vote Required

The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved.  Broker non-votes and abstentions will have no effect on this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” each of the nominees named in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Moss Adams LLP, or Moss Adams, independent registered public accountants, to audit our financial statements for our fiscal year ending December 31, 2019.  Moss Adams has served as our independent registered public accounting firm since October 11, 2017. Prior to the appointment of Moss Adams, Ernst & Young LLP, or E&Y, served as our independent registered public accounting firm for the fiscal year ended December 31, 2017.

E&Y reports on our financial statements for each of the fiscal years ended December 31, 2016 and December 31, 2015 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that E&Y’s audit report on the December 31, 2016 financial statements contained an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

In connection with the audit of our financial statements for the fiscal year ended December 31, 2016, and in the subsequent interim period through October 11, 2017, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their report, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We requested that E&Y furnish a letter addressed to the SEC stating whether it agrees with the above statements. A copy of E&Y’s letter dated October 11, 2017 is attached as Exhibit 16.01 to the Current Report on Form 8-K filed with the SEC on October 16, 2017.

On October 11, 2017, our audit committee approved the appointment of Moss Adams as our independent registered public accounting firm with an effective date of October 11, 2017. During the Company’s fiscal year ended December 31, 2016 and the subsequent interim period through October 11, 2017, neither us nor anyone acting on our behalf consulted with Moss Adams regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Moss Adams concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Notwithstanding the appointment of Moss Adams and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders.  At the Annual Meeting, our stockholders are being asked to ratify the appointment of Moss Adams as our independent registered public accounting firm for our fiscal year ending December 31, 2019.  Our audit committee is submitting the appointment of Moss Adams to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.  Representatives of Moss Adams will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of Moss Adams, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents aggregate fees billed to us for the years ended December 31, 2018 and 2017 by E&Y or Moss Adams, as applicable.  All fees below were approved by our Audit Committee.

Year ending December 31,	2018	2017
Audit fees(1)(2)(3)	$808,511	$1,002,454
Audit related fees	13,650	13,650
Tax fees	37,785	61,381
Total	$859,946	$1,077,485

(1)

Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements, assistance with registration statements filed with the SEC, and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings or engagements.  For the years ended December 31, 2018 and 2017, audit fees also include fees related to our public offerings and review of documents filed with the SEC of $99,400 and $205,000, respectively.

(2)	For the fiscal year ended December 31, 2018, audit fees of $255,000 and $553,511 were paid to E&Y and Moss Adams, respectively.
(3)	For the fiscal year ended December 31, 2017, audit fees of $702,022 and $300,432 were paid to E&Y and Moss Adams, respectively.

Auditor Independence

In our fiscal year ended December 31, 2018, there were no other professional services provided by Moss Adams that would have required our audit committee to consider their compatibility with maintaining the independence of Moss Adams.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm.  Under this policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence.  All fees paid to E&Y and Moss Adams for our fiscal years ended December 31, 2018 and 2017 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Moss Adams as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.  Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect. Because the appointment of an independent registered public accounting firm is considered a routine matter under applicable stock exchange rules, we do not anticipate any broker non-votes with respect to this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the Nasdaq listing standards and rules and regulations of the SEC.  The audit committee operates under a written charter approved by the board of directors, which is available on the company’s website at www.avinger.com under “Investors—Governance.” The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.  The audit committee will review and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s financial statements.  The company’s independent registered public accounting firm, Moss Adams, is responsible for auditing these financial statements.  It is the responsibility of the audit committee to oversee these activities.  It is not the responsibility of the audit committee to prepare the company’s financial statements.  These are the fundamental responsibilities of management.  In the performance of its oversight function, the audit committee has:

●	reviewed and discussed the audited financial statements with management and Moss Adams;

●	discussed with Moss Adams the matters required to be discussed by the statement on Auditing Standards No. 1301, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●

received the written disclosures and the letter from Moss Adams required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Moss Adams its independence.

Based on the audit committee’s review and discussions with management and Moss Adams, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the board of directors:

Donald A. Lucas (Chair)

James G. Cullen

James B. McElwee

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT OF THE AVINGER, INC. 2015 EQUITY INCENTIVE PLAN

Our board of directors believes that our future success depends on our ability to attract and retain talented employees and that the ability to grant equity awards is a necessary and powerful recruiting and retention tool for our company. The board of directors believes that equity awards motivate high levels of performance, more closely align the interests of employees and stockholders by giving employees an opportunity to hold an ownership stake in our company, and provide an effective means of recognizing employee contributions to the success of the company.  Our board of directors has approved an increase of an additional 8,000,000 shares for issuance under the 2015 Equity Incentive Plan, which we refer to as the 2015 Plan, and we are asking our stockholders to approve this increase.  Our board of directors has also approved a reduction in the maximum amount of the grant date fair value allowed for initial and annual grants of equity awards to non-employee directors from $1,500,000 and $500,000, respectively, to $250,000 and $250,000, respectively. Other than adding these additional shares for issuance and decreasing limits on grants to non-employee directors, the 2015 Plan has not been amended in any material way.

Reasons for Voting for the Proposal

For the following principal reasons, the Company requests that the stockholders approve the amendment to the 2015 Plan and increase the available shares by an additional 8,000,000 shares:

●

The Company recently undertook a major equity capital financing, and no longer has adequate equity incentive shares available in plan reserve to attract, retain and motivate employees to execute the Company’s current strategic plan. Under the new capital structure, the Company anticipates that preferred stock conversions, coupled with the exercise of outstanding warrants, could result in close to 115 million shares of common stock outstanding in the next twelve months.

●

Substantially all of our outstanding stock options have exercise prices significantly higher than the market price of our common stock, and therefore do not currently serve as an effective employee incentive compensation tool.

●	We believe that our employees and consultants are the most valuable assets and that the approval of the amendment to the 2015 Plan is crucial to the Company’s future success.

●

We depend heavily on equity incentive awards to attract and retain top-caliber employees and consultants.  The ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company to hire and motivate the quality personnel and consultants it needs to drive the Company’s long-term growth and financial success.

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We believe that equity awards are a vital component of our employee and consultant compensation programs, since they allow us to compensate employees and consultants based on Company performance, while at the same time, provide an incentive to build long-term stockholder value.

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If we do not have a sufficient number of shares available to grant under our 2015 Plan, we may need to instead offer material cash-based incentive to compete for talent, which could impact our quarterly results of operations, balance sheet and may make the Company less competitive compared to other medical device technology companies and the Company’s peer companies in hiring and retaining top talent.

In consideration of the above factors, the Board determined that the Company should seek stockholder approval for an 8,000,000 share replenishment of the 2015 Plan, to cover anticipated employee incentive program needs for the balance of 2019.

As of March 7, 2019, there were 77,592 shares of common stock subject to outstanding option awards and 2,869,725 restricted stock units under the 2015 Plan. There were also 199,201 shares of common stock available for issuance pursuant to future awards. The weighted-average exercise price of outstanding stock option awards is $161.19. If this Proposal No. 3 is approved by our stockholders, an additional 8,000,000 shares will be authorized for issuance under the 2015 Plan, which would provide us with approximately 8,199,201 shares (based on the proposed 8,000,000 share increase plus the number of shares available for grant under the 2015 Plan as of March 7, 2019). We anticipate the proposed 8,000,000 share increase will provide the Company with a pool of shares we expect will last for approximately eighteen (18) months. However, a change in business conditions, Company strategy or equity market performance could alter this projection. If this proposal is approved, we intend to register the additional shares available for grant under the 2015 Plan on Form S-8 prior to making awards of such additional shares.

Based on our 48,129,047 total shares of common stock outstanding, plus 615 shares of Series B Preferred Stock that are convertible into 1,537,500 shares of common stock; 22,372,500 shares of common stock issuable upon conversion of 44,745 outstanding shares of Series A Preferred Stock; warrants to purchase 17,688,500 shares of common stock with an exercise price of $2.00 per share issued in our February 2018 offering; warrants to purchase 1,083,091 shares of common stock with an exercise price of $1.58 per share issued in our July 2018 offering; warrants to purchase 23,775,694 shares of common stock with an exercise price of $0.40 per share issued in our October 2018 offering; and warrants to purchase 53,803 shares of common stock with a weighted average exercise price of $504.00. If all preferred stock currently issued and outstanding were to be converted to common stock and all issued and outstanding warrants were to be exercised, there would be 114,640,135 shares of common stock outstanding. The final determination of the number of shares granted under the Plan will be determined by the Compensation Committee.

If the amendment of the 2015 Plan is not approved by our stockholders, the 2015 Plan will remain in effect and awards will continue to be made under the 2015 Plan to the extent any shares remain available. However, we may not be able to continue our equity incentive program in an amount sufficient to provide competitive equity compensation. This could preclude us from successfully attracting and retaining highly skilled employees. The board of directors believes that the 2015 Plan, as amended, will be sufficient to achieve our recruiting, retention and incentive goals for the next twelve months and will be essential to our future success.

Section 3(b) of the 2015 Plan, which provides for an automatic annual increase in the number of shares reserved under the 2015 Plan equal to the least of (i) 42,250 shares, (ii) five percent of our outstanding shares as of the immediately preceding fiscal year or (iii) a lesser number determined by our board of directors, will not be impacted by the amendment.

The board of directors determined to reduce the maximum amount of the grant date fair value of initial and annual equity awards to non-employee directors in order to make such limitations consistent with (i) the number of shares of common stock available under the 2015 Plan and (ii) the Company’s historical compensation practices with respect to non-employee directors.

Our executive officers and directors have an interest in the approval of the amended and restated 2015 Plan by our stockholders because they are eligible to receive awards under the 2015 Plan.

Description of the 2015 Plan

The following paragraphs provide a summary of the principal features of the 2015 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2015 Plan and is qualified in its entirety by the specific language of the 2015 Plan. A copy of the 2015 Plan, as it is proposed to be amended, is provided as Appendix A to this proxy statement.

Purposes. The purposes of the 2015 Plan are to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, RSUs, performance units, and performance shares as the administrator of the 2015 Plan may determine.

Authorized Shares. Subject to the adjustment provisions contained in the 2015 Plan, assuming this Proposal No. 3 is approved by our stockholders, the maximum number of shares that may be issued pursuant to awards under the 2015 Plan would equal 8,199,201.

The shares reserved for issuance under the plan may be authorized, but unissued, or reacquired shares. If an option or stock appreciation right expires or becomes unexercisable without having been exercised in full, or if shares subject to other types of awards are forfeited to or repurchased by us due to failure to vest, those shares will become available for issuance again under the 2015 Plan. Shares used to pay the exercise or purchase price of an award and shares used to satisfy the tax withholding obligations related to an award will become available for future grant under the 2015 Plan. With respect to stock appreciation rights settled in common stock, the net number of shares exercised under the stock appreciation right award will cease to be available under the 2015 Plan. In addition, to the extent that we pay out an award in cash rather than common stock, such cash payment will not reduce the number of shares available for issuance under the 2015 Plan.

Plan Administration. The board of directors or a committee appointed by the board of directors administers the 2015 Plan. With respect to awards granted or to be granted to certain officers and key employees intended to be an exempt transaction under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Rule 16b-3, the members of the committee administering the 2015 Plan with respect to those awards must qualify as “non-employee directors” under Rule 16b-3 and only such non-employee directors will administer the 2015 Plan with respect to such awards.

Subject to the provisions of the 2015 Plan, the administrator has the power to determine the award recipients and the terms of the awards not inconsistent with the 2015 Plan, including the exercise price, the number of shares subject to each such award, the exercisability of the awards, and the form of consideration, if any, payable by an option holder upon exercise. The administrator has the authority to amend existing awards, to determine fair market value of shares, to construe and interpret the 2015 Plan and awards granted under the 2015 Plan, to implement an exchange program, to establish rules and regulations, including sub-plans for the purpose of satisfying, or qualifying for favorable tax treatment under, applicable laws in jurisdictions outside of the U.S., and to make all other determinations necessary or advisable for administering the 2015 Plan. The administrator’s decisions and interpretations are final and binding on all participants and any other holders of awards, and are given the maximum deference permitted by law.

Eligibility. The 2015 Plan permits the grant of stock options, stock appreciation rights, restricted stock, RSUs, performance units, and performance shares to our employees, consultants, and non-employee directors and employees and consultants of our parent or subsidiary corporations. We are able to grant incentive stock options under the 2015 Plan only to individuals who, as of the time of grant, are employees of ours or of any parent or subsidiary corporation of ours. As of March 7, 2019, we had three non-employee directors, and 78 employees (including three named executive officers).

Stock Options. Each option granted under the 2015 Plan will be evidenced by an award agreement that specifies the exercise price, the number of shares of common stock subject to the option, vesting provisions, the maximum term of the option, forms of consideration for exercise, and such other terms and conditions as the administrator determines, subject to the terms of the 2015 Plan. The exercise price of options granted under the 2015 Plan must be at least equal to the fair market value of our common stock on the date of grant, except in special, limited circumstances as set forth in the 2015 Plan.

Stock Appreciation Rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the underlying shares between the exercise date and the date of grant. Each stock appreciation right will be evidenced by an award agreement that specifies the base price, the term of the stock appreciation right, and other terms and conditions as determined by the administrator, subject to the terms of the 2015 Plan. The per share exercise price of a stock appreciation right will be no less than 100% of the fair market value per share of common stock on the date of grant. Stock appreciation rights will be exercisable at such times and under such conditions as determined by the administrator and set forth in the applicable award agreement. At the discretion of the administrator, the payment upon exercise of a stock appreciation right may be paid in cash, shares of common stock, or a combination of both.

Restricted Stock. Restricted stock awards are grants of shares that are subject to various restrictions, which may include restrictions on transferability and forfeiture provisions. Each restricted stock award granted will be evidenced by an award agreement specifying the number of shares of common stock subject to the award, any period of restriction, and other terms and conditions of the award, as determined by the administrator, subject to the terms of the 2015 Plan.

Restricted stock awards may (but are not required to) be subject to vesting conditions, as the administrator specifies, and the shares of common stock acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have full voting rights, and rights to dividends and other distributions, with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Such dividends and other distributions, if any, that are paid in shares of stock will be subject to the same restrictions of transferability and forfeitability as the shares of restricted stock on which they were paid.

Restricted Stock Units. Each restricted stock unit, or RSU, granted under the 2015 Plan is a bookkeeping entry representing an amount equal to the fair market value of one share on the date of grant. Each RSU award will be evidenced by an award agreement that specifies the number of RSUs subject to the award, vesting criteria (which may include accomplishing specified performance criteria or continued service to us), form of payout, and other terms and conditions of the award, as determined by the administrator, subject to the terms of the 2015 Plan. RSUs result in a payment to a participant if the performance goals or other vesting criteria are achieved or the awards otherwise vest. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed (subject to the minimum vesting requirements). The administrator determines in its sole discretion whether an award will be settled in cash, shares of common stock, or a combination of both.

Performance Units and Performance Shares. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals or other vesting criteria established by the administrator are achieved or the awards otherwise vest. Each award of performance units or performance shares will be evidenced by an award agreement specifying the number of units or shares (as applicable), the vesting conditions, the performance period, and other terms and conditions of the award, as determined by the administrator, subject to the terms and conditions of the 2015 Plan. On or before the date of grant, the administrator will establish an initial dollar value for each performance unit. Each performance share will have an initial value equal to the fair market value of a share of our common stock on the date of grant. The administrator in its discretion will establish performance goals or other vesting criteria (which may include continued service), which, depending on the extent to which they are met, will determine the value or number of performance units or performance shares to be paid out. After the grant of performance units or performance shares, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares (subject to the minimum vesting requirements). The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, shares of common stock, or in some combination of both.

Non-Transferability of Awards. Unless the administrator provides otherwise, the 2015 Plan generally will not allow for the transfer of awards, and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments. In the event of any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of our common stock or our other securities, or other change in our corporate structure affecting our common stock, then in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2015 Plan and/or the number, class and price of shares covered by each outstanding award, and the numerical share limits set forth in the 2015 Plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the completion of such proposed transaction.

Change in Control. The 2015 Plan provides that in the event of our change in control, as defined in the 2015 Plan, each outstanding award will be treated as the administrator determines, in accordance with the following: the assumption or substitution of the award by the acquirer or successor corporation or its parent or subsidiary, termination of the award upon or immediately prior to the consummation of the merger or change in control following written notice, termination of the award in exchange for an amount of cash and/or property in an amount that would have been attained upon exercise or realization of the award as of the date of the merger or change in control, replacement of the award with other rights or property, or any combination of the above. The administrator will not be required to treat all awards, all awards held by a participant, or all awards of the same type, similarly. If outstanding awards (or a portion of the awards) are not assumed or substituted for, the awards will fully vest and become exercisable and all restrictions will lapse, except that with respect to awards subject to performance-based vesting, performance criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant that such award will be exercisable for a specified period prior to the transaction, and such award will terminate upon the expiration of such period.

Plan Amendment; Termination. The administrator has the authority to amend, alter, suspend, or terminate the 2015 Plan at any time, provided such action does not impair the existing rights of any participant unless mutually agreed in writing. The 2015 Plan will terminate automatically in 2025, unless we terminate it sooner.

2015 Plan Benefits

The number of awards, and shares subject thereunder, that an employee, director, or consultant may receive under the 2015 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth the aggregate number of awards granted under our 2015 Plan during the year ended December 31, 2018 to each of our named executive officers, our executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

Name of Individual or Identity of Group and Principal Position	Number of RSUs Granted (#)	Number of Options Granted (#)	Dollar Value of Award(s) ($)(1)
Jeffrey M. Soinski President, Chief Executive Officer and Director	500,000	—	815,000
Himanshu Patel Chief Technology Officer	300,000	—	489,000
Mark Weinswig Chief Financial Officer	250,000	—	407,500
All current executive officers as a group	1,050,000	—	1,711,500
All current directors who are not executive officers as a group	—	31,000	38,750
All employees (excluding executive officers as a group)	1,789,500	0	2,533,090

(1)

Fair value is computed in accordance with ASC 718. See Notes 2 and 12 of the notes to our consolidated financial statements contained in our 2018 Annual Report on Form 10-K filed on March 6, 2019, for a discussion of all assumptions made by us in determining the ASC 718 values of equity awards.

Equity Compensation Plan Information

All of our equity compensation plans have been approved by our stockholders.  The following table provides information as of December 31, 2018, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders (1)	3,065,878	$108.83	126,686

(1)

Includes the following plans: our 2009 Stock Plan and our 2015 Plan.  Our 2015 Plan provides that on the first day of each fiscal year commencing in fiscal year 2016, the number of shares authorized for issuance under the 2015 Plan is automatically increased by a number equal to the lesser of (i) 42,250 shares of common stock, (ii) 5.0% of the aggregate number of shares of common stock outstanding on the last day of the preceding fiscal year, or (iii) such number of shares that may be determined by our board of directors.

(2)	The weighted average exercise price does not take into account outstanding restricted stock, or RSUs, which have no exercise price.

Market Value

The closing price of our common stock on The Nasdaq Capital market on April 2, 2019 was $0.9825 per share.

Certain U.S. Federal Income Tax Consequences

The following paragraphs are intended as a summary of certain U.S. federal income tax consequences to U.S. taxpayers and the company with respect to the grant and vesting or exercise of awards under the 2015 Plan. This summary does not attempt to describe all possible federal or other tax consequences of such actions or based on particular circumstances. In addition, it does not describe any state, local or non-U.S. tax consequences.

Incentive Stock Options. A participant recognizes no taxable income as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code (unless the participant is subject to the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the grant date and the one-year anniversary of the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares on or before the two- or one-year anniversaries described above (a “disqualifying disposition”), he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Nonstatutory Stock Options. A participant generally recognizes no taxable income on the date of grant of a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon the exercise of a nonstatutory stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the option. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired through the exercise of a nonstatutory stock option, any subsequent gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant.

Stock Appreciation Rights. A participant generally recognizes no taxable income on the date of grant of a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon exercise of the stock appreciation right, the participant generally will be required to include as ordinary income an amount equal to the sum of the amount of any cash received and the fair market value of any shares received upon the exercise. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired by an exercise of the stock appreciation right, any gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an award of restricted stock, RSUs, performance shares, or performance units is granted. Instead, he or she generally will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Section 409A. Section 409A of the Code, or Section 409A, provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2015 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Medicare Surtax. In addition, a participant’s annual “net investment income”, as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares issued pursuant to awards granted under the 2015 Plan. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our CEO, CFO and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000. The Tax Cuts and Jobs Act of 2017 eliminated an exception to the deduction limit for qualified performance-based compensation and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit.

Vote Required

Approval of the amendment of the 2015 Plan requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE 2015 PLAN.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 25,000,000, from 100,000,000, par value $0.001, to 125,000,000, par value $0.001. The Board is not requesting any increase to the authorized number of shares of preferred stock, which will remain unchanged at 5,000,000 shares.

The Proposed Amendment

If the proposed amendment is approved by our stockholders and subsequently filed with the Delaware Secretary of State, Section 4.1 of the Amended and Restated Certificate of Incorporation would be amended and restated in its entirety to read:

“The total number of shares of all classes of capital stock that the Corporation is authorized to issue is One Hundred and Thirty Million (130,000,000), consisting of One Hundred and Twenty-Five Million (125,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”), and Five Million (5,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).”

Only the number of shares of common stock the company is authorized to issue would be affected by this amendment. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. Except for this change, the proposed amendment would not affect any other provision of the Amended and Restated Certificate of Incorporation.

Reasons for the Amendment

Availability of Capital

Our Board believes that an increase in the number of authorized shares of the company’s common stock from 100,000,000 to 125,000,000 shares is in the best interests of our stockholders. Increasing the number of authorized shares of common stock will enable us to engage in capital raising transactions and other strategic transactions involving the issuance of equity securities. We have limited capital and in order for us to execute on our business plan and remain viable as a going concern, we must have the flexibility to engage in capital raising transactions until we are able to generate sufficient revenue and cash flow. Investors in prior transactions have purchased our common stock or our derivative securities, such as warrants, for which we must reserve unissued common stock.

As discussed in more detail below in the section titled “Number of Shares of Common Stock Currently Outstanding and Subject to Issuance,” we significantly rely on our authorized common stock. We therefore may be limited in future capital raising opportunities that would require the issuance of shares of our common stock. Increasing the number of authorized shares of common stock will enable us to issue common stock or securities convertible or exercisable into common stock to investors and other strategic partners. These transactions, if they can be successfully negotiated and consummated, will help us fund our business plan, including the funding of our clinical trials. You should be aware that these potential capital raising transactions or other strategic transactions involving the issuance of additional shares of common stock will have a dilutive effect on our existing stockholders, as further described in the section below titled “Effects of Increase.”

If the increase is not approved, we will be limited in our efforts to raise additional capital. In such event, our operations, financial condition and our ability to continue as a going concern may be materially and adversely affected.

Series A Convertible Preferred Stock

On February 16, 2018 we issued to CRG Partners III L.P. and certain of its affiliated funds (collectively “CRG”) 41,800 shares of Series A convertible preferred stock in a private placement. The Series A preferred stock was issued in exchange for the conversion of $38.0 million of the outstanding principal amount of their senior secured term loan (plus the back-end fee and prepayment premium applicable thereto), totaling approximately $41.8 million. Each share of Series A convertible preferred stock is initially convertible into 500 shares of common stock subject to certain limitations contained in the Series A Purchase Agreement entered into between the Company and CRG. The Certificate of Designation of Preferences Rights and Limitations of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) entitles the holders of Series A convertible preferred stock to dividends (the “Preferred Dividends”) at a rate of 8% of $1,000 per annum, compounded annually. The Series A Certificate of Designation allows the Company to pay the Preferred Dividends by issuing and delivering fully paid and nonassessable shares of Series A convertible preferred stock. On February 11, 2019, the Board of Directors declared a Preferred Dividend on the Series A convertible preferred stock and issued 2,945 shares of Series A convertible preferred stock to pay the Preferred Dividend to the holders of Series A convertible preferred stock.

On November 1, 2018, we completed an offering of (i) 3,535,000 Class A Units, priced at a public offering price of $0.40 per unit, with each unit consisting of one share of common stock and a five-year warrant to purchase one share of common stock at an exercise price of $0.40 per share, (ii) 8,586 Class B Units, priced at a public offering price of $1,000 per unit, with each unit consisting of one share of Series C convertible preferred stock, having a conversion price of $0.40, and a five-year warrant to purchase 2,500 shares of common stock with an exercise price of $0.40 per share, and (iii) 3,750,000 shares of common stock and warrants pursuant to the exercise of the underwriter’s over-allotment option at an offering price of $0.40 per shares of common stock, for aggregate proceeds of $11.5 million (the “Series C Offering”). In connection with the closing of the Series C Offering, the Company filed an amendment (the “Amendment”) to the Series A Certificate of Designation. Prior to the filing of the Amendment, each share of the Company’s Series A convertible preferred stock, par value $0.001 (“Series A preferred stock”), was convertible into 500 shares of common stock. As a result of the Amendment, the Series A preferred stock could only be convertible into common stock following such time as the Company’s stockholders have approved an amended and restated certificate of incorporation that authorizes at least 125 million shares of common stock. Unless and until such an approval is received, the Series A preferred stock will no longer be convertible into common stock.

Number of Shares of Common Stock Currently Outstanding and Subject to Issuance

As of March 7, 2019, we had the following shares of common stock issued and outstanding and shares of common stock reserved for issuance under the following securities convertible or exercisable into common stock, in each case including the effects of the Reverse Split:

●	48,129,047 shares of our common stock issued and outstanding;
●	42,601,089 shares of our common stock issuable upon exercise of outstanding warrants;
●	77,592 shares of our common stock issuable upon exercise of outstanding stock options;
●	23,910,000 shares of our common stock issuable upon conversion of outstanding shares of preferred stock;
●	2,869,725 shares of our common stock issuable upon vesting of restricted stock units; and
●	113,564 shares of common stock reserved for future sale under our officer and director share purchase plan.

Effects of Increase

The additional authorized but unissued shares of common stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board or, as required by law or the rules of the Nasdaq Capital Market, with the approval and authorization of our stockholders. Our Board does not intend to solicit further stockholder approval prior to the issuance of additional shares of common stock, except as may be required by applicable law or by the rules of the Nasdaq Capital Market.

The possible future issuance of shares of our common stock or securities convertible or exercisable into our common stock could affect our current stockholders in a number of ways. The issuance of new shares of common stock will cause immediate dilution of the ownership interests and the voting power of our existing stockholders. New issuances of common stock may also affect the number of dividends, if any, paid to such stockholders and may reduce the share of the proceeds that they would receive upon the future liquidation, if any, of the company.

In addition, the future issuance of shares of our common stock or securities convertible or exercisable into shares of our common stock could:

●

dilute the market price of our common stock, to the extent that the shares of common stock are issued and sold at prices below current trading prices, or, if the issuance consists of securities convertible or exercisable into common stock, to the extent that the securities provide for the conversion or exercise into common stock at prices that could be below current trading prices of the common stock, which dilution, in each case, may increase the volatility and affect the market value of our trading securities;

●	dilute the earnings per share, if any, and book value per share of the outstanding shares of our common stock; and
●	make the payment of dividends on common stock, if any, potentially more expensive.

Further, upon the effectiveness of the proposed amendment to the Amended and Restated Certificate of Incorporation, the holders of our Series A convertible preferred stock will be eligible to convert their shares of Series A convertible preferred stock into shares of common stock. Each share of Series A convertible preferred stock is convertible into 500 shares of common stock. On March 7, 2019 there were 44,745 shares of Series A convertible preferred stock outstanding, which, if the proposed amendment is approved, would be convertible into 22,372,500 shares of common stock.

If all of the outstanding shares of Series A convertible preferred stock are converted into shares of common stock, the relative ownership interests and voting power of the current holders of common stock would be reduced, as described in the following table,  based shares of common stock outstanding as of March 7, 2019:

	Prior to Conversion of Series A Convertible Preferred Stock:		After Conversion of Series A Convertible Preferred Stock:
	Number of Shares of Common Stock Held	Ownership Interest and Voting Power	Number of Shares of Common Stock Held	Ownership Interest and Voting Power

Current Holders of Common Stock (Excluding affiliates and holders of 5% or more of the Company's common stock)	46,232,868	96.1%	46,232,868	65.6%

Current Holders of Common Stock (Including only affiliates and holders of 5% or more of the Company's common stock)	1,896,179	3.9%	1,896,179	2.7%

Current Holders of Series A Convertible Preferred Stock	—	0.0%	22,372,500	31.7%

Total	48,129,047		70,501,547

Anti-Takeover Effects

Although the amendment is not motivated by anti-takeover concerns and is not considered by our Board to be an anti-takeover measure, the availability of additional authorized shares of common stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of our company more difficult or time-consuming. For example, shares of common stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board determines is not in the best interests of our stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of our company. In certain circumstances, the issuance of common stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the company, may discourage bids for our common stock at a premium over the prevailing market price and may adversely affect the market price of our common stock. As a result, increasing the authorized number of shares of our common stock could render more difficult and less likely a hostile takeover of our company by a third-party, or a tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the company or of any present attempt to acquire a large block of our common stock.

Effectiveness of Amendment to Amended and Restated Certificate of Incorporation

The amendment, if approved by the stockholders and implemented by the board of directors, would become effective upon the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation in the form attached as Appendix B with the Secretary of State of the State of Delaware. It is expected that such a filing would take place promptly after the stockholders approve this proposal.

Vote Required

To approve the amendment to increase the number of authorized shares of the common stock to 125,000,000 shares pursuant to Article IV of the Amended and Restated Certificate of Incorporation, the holders of a majority in voting power of the stock of the Company entitled to vote generally in the election of directors, voting together as a single class, must be voted FOR the approval of the amendment. Because the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock is required for this proposal, abstentions and broker non-votes will have the same effect as votes against this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 5

APPROVAL OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

The board of directors has unanimously adopted a resolution seeking stockholder approval to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding Common Stock, which we refer to as the “Reverse Stock Split.” If this Proposal is approved by the stockholders, the board of directors may subsequently effect, in its sole discretion, the Reverse Stock Split using a split ratio of between, and including, 1-for-3 and 1-for-10 (for example, 1-for-3, 1-for-7, or 1-for-10). Approval of this Proposal by the stockholders would give the board of directors authority to implement the Reverse Stock Split at any time on or before the day prior to the 2020 annual meeting of stockholders. In addition, despite the approval of this Proposal by the stockholders, the board of directors may, in its sole discretion, determine not to effect and abandon the Reverse Stock Split without further action by the stockholders.

The form of the proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split is attached to this proxy statement as Appendix C. The amendment will effect a Reverse Stock Split of the Company’s Common Stock using a split ratio between, and including, 1-for-3 and 1-for-10, with the actual ratio within this range to be selected by the board of directors following stockholder approval. The board of directors believes that stockholder approval of a range of potential split ratios (rather than a single split ratio) provides the board of directors with the flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split, if approved and implemented, would not have any effect on the authorized number of shares of our Common Stock or Preferred Stock. If the stockholders approve this proposal, the Reverse Stock Split will be effected only upon a determination by the board of directors that the Reverse Stock Split is in the best interests of the stockholders at that time. In connection with any determination to effect the Reverse Stock Split, the board of directors will set the timing for such a split and select the specific ratio from within the range of ratios set forth herein. If the board of directors does not implement the Reverse Stock Split on or before the day prior to the 2020 annual meeting of stockholders, the authority granted in this Proposal to implement the Reverse Stock Split on these terms will terminate. The board of directors reserves its right to elect not to proceed with and to abandon the Reverse Stock Split if it determines, in its sole discretion, that this Proposal is no longer in the best interests of the stockholders. No further action by the stockholders will be required for the board of directors to either implement or abandon the Reverse Stock Split.

In determining which reverse stock split ratio to implement, if any, following the receipt of stockholder approval, the board of directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of the Company’s Common Stock;
•	the then prevailing trading price and trading volume of the Company’s Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for the Company’s Common Stock;
•	our ability to continue our listing on the NASDAQ;
•	which of the alternative reverse split ratios would result in the greatest overall reduction in our administrative costs; and
•	prevailing general market and economic conditions.

To avoid the existence of fractional shares of the Company’s Common Stock, stockholders who would otherwise hold fractional shares as a result of the Reverse Stock Split any fractional shares will be rounded up to the nearest share by American Stock Transfer & Trust Company, LLC (the “Exchange Agent”). Where shares are held in certificated form, the surrender of all old certificate(s) and receipt by the Exchange Agent of a properly completed and duly executed transmittal letter will be required.

As of March 7, 2019, 48,129,047 shares of the Company’s Common Stock were issued and outstanding, 44,745 shares of Series A preferred stock were issued and outstanding, 615 shares of Series B preferred stock were issued and outstanding and no shares of Series C preferred stock were issued and outstanding. Based on that number of shares of capital stock issued and outstanding, immediately following the completion of the Reverse Stock Split, and, for illustrative purposes only, assuming a 1-for-10 Reverse Stock Split, we would have approximately 4,812,904 shares of Common Stock issued and outstanding (without giving effect to the treatment of fractional shares). The number of shares of preferred stock issued and outstanding would not be affected by the Reverse Stock Split. The actual number of shares outstanding after giving effect to the Reverse Stock Split will depend on the reverse split ratio that is ultimately selected by the board of directors, as well as the number of fractional shares which are rounded up to the nearest share. We do not expect the Reverse Stock Split itself to have any immediate economic effect on the stockholders, debt holders or holders of stock options, except to the extent the Reverse Stock Split will result in fractional shares as discussed in “ Exchange Procedures—Fractional Shares “ below. However, because the Reverse Stock Split would not have any effect on the authorized number of shares of our Common Stock or Preferred Stock, the Reverse Stock Split would increase the ratio between our authorized capital stock and our issued capital stock. This means that, subject to the limits imposed by NASDAQ Stock Market Rule 5635(d), our board of directors could issue a relatively larger amount of capital stock without additional action by our stockholders.

Reasons for the Reverse Stock Split

The board of directors authorized the resolution to seek stockholder approval to effect the reverse split of the Company’s Common Stock with the primary intent of increasing the price of the Company’s Common Stock in order to meet the NASDAQ Capital Market’s minimum price per share criteria for continued listing on that exchange. The Company’s Common Stock is publicly traded and listed on the NASDAQ Capital Market under the symbol “AVGR.” The board of directors believes that, in addition to increasing the price of the Company’s Common Stock, the Reverse Stock Split would also reduce certain of our costs, such as NASDAQ listing fees, and make the Company’s Common Stock more attractive to a broader range of institutional and other investors. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Company’s Common Stock. Accordingly, we believe that authority granted to the board of directors to effect the Reverse Stock Split is in the Company’s and the stockholders’ best interests.

On December 4, 2018, the Company received a letter from the Listing Qualifications Department of NASDAQ notifying the Company that the Company was not in compliance with NASDAQ Listing Rule 5450(a)(1), as the minimum bid price for the Company’s listed securities was less than $1 for the previous 30 consecutive business days. The Company was afforded until June 3, 2019 to regain compliance with this listing rule, but has not yet regained compliance. If we do not regain compliance prior to June 3, 2019, NASDAQ will provide us with written notice that our securities are subject to delisting. At that time, we may appeal the determination to delist our securities to a Listing Qualifications Panel, which would require that we provide the Listing Qualifications Panel with a plan to regain compliance. We believe, however, that the only credible plan would be a reverse stock split to increase the per share trading price of our Common Stock above NASDAQ’s minimum bid price requirement of $1.00 per share.

In addition to establishing a mechanism for the price of the Company’s Common Stock to meet NASDAQ’s minimum price requirement, we also believe that the Reverse Stock Split will make the Company’s Common Stock more attractive to a broader range of institutional and other investors. It is our understanding that the current market price of the Company’s Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. It is also our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the Reverse Stock Split negatively because it reduces the number of shares of Common Stock available in the public market.

Reducing the number of outstanding shares of the Company’s Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of the Company’s Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of the Company’s Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Company’s Common Stock will increase following the Reverse Stock Split, that the market price of the Company’s Common Stock will not decrease in the future, or that our Common Stock will achieve a high enough price per share to permit its continued listing by NASDAQ.

In the event that the Reverse Stock Split is not approved, we intend to actively monitor the trading price of our Common Stock on the NASDAQ Capital Market, and will consider available options to resolve our non-compliance with the NASDAQ listing rules. We believe that our ability to remain listed on the NASDAQ Capital Market would be significantly and negatively affected if the Reverse Stock Split is not approved. If we are unable to achieve an increase in our stock price and our Common Stock is subsequently delisted, we could experience significant negative impacts including the acceleration of our outstanding debt with CRG Partners III L.P. and certain of its affiliated funds due to the invoking of a material adverse change clause. In addition, if our stock is delisted it will significantly and negatively affect our ability to obtain alternative debt or equity financing in order to support Company operations.

Possible Effects of the Reverse Stock Split

General

If the Reverse Stock Split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of the Company’s Common Stock based on the Reverse Stock Split ratio selected by the board of directors. Because we do not currently have shares of our Preferred Stock outstanding, the Reverse Stock Split will not have any impact on our Preferred Stock. The Company’s Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Company’s Common Stock under the Exchange Act, or, except as described above, the listing of the Company’s Common Stock on the NASDAQ Capital Market. Following the Reverse Stock Split, we expect that the Company’s Common Stock will continue to be listed on the NASDAQ Capital Market or another market tier administered by NASDAQ under the symbol “AVGR,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights of the holders of the Company’s Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described in “ Exchange Procedures—Fractional Shares “ below. For example, a holder of 2% of the voting power of the outstanding shares of the Company’s Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of the Company’s Common Stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split. If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Company’s Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The board of directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Because the number of authorized shares of our Common Stock and Preferred Stock will not be reduced in connection with the Reverse Stock Split, the Reverse Stock Split will increase the Board’s ability to issue authorized and unissued shares of our Common Stock or Preferred Stock without further stockholder action. The issuance of these shares would have a potentially more dilutive effect on our existing stockholders if the Reverse Stock Split is effected, and could also allow the Company to resist a hostile takeover attempt or other changes in management. The Company has not entered into any agreements providing for the issuance of any of the authorized but unissued shares, whether available as a result of the Reverse Stock Split or otherwise.

The table below sets forth, as of March 7, 2019 and for illustrative purposes only, certain effects of potential Reverse Stock Split ratios of between 1-for-3 and 1-for-10, inclusive, including on our total outstanding common stock equivalents (without giving effect to the treatment of fractional shares).

	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split		Common Stock and Equivalents Outstanding Assuming Certain Reverse Stock Split Ratios
	Shares	Percent of Total	1-for-3	1-for-7	1-for-10
Common stock outstanding	48,129,047	40.9%	16,043,016	6,875,579	4,812,905
Common stock underlying preferred stock	23,910,000	20.3%	7,970,000	3,415,715	2,391,000
Common stock underlying warrants	42,601,089	36.2%	14,200,3623	6,805,870	4,260,109
Common stock underlying options	77,592	0.1%	25,864	11,085	7,760
Common stock underlying restricted stock units	2,869,725	2.4%	956,575	409,961	286,973
Total common stock and equivalents	117,587,452		39,195,818	16,798,210	11,758,747
Common stock available for future issuance	—		60,804,182	83,201,790	88,241,253

As illustrated by the table above, the Reverse Stock Split would significantly increase the ability of our Board to issue authorized and unissued shares in the future without further stockholder action.  As of December 31, 2018, we had cash and cash equivalents of $16.4 million and total current assets of $21.6 million.   We do not believe these resources will be sufficient to fully execute our current strategy through at least December 31, 2019.  Our current strategy involves significant efforts to expand sales.  To become profitable we will need to significantly increase our revenues.  We do not expect that sales will increase sufficiently to cover our total costs of operations in 2019.  We believe additional funding will be required during 2019. We are not sure if such funding would require authorized shares beyond what is currently authorized without effecting this reverse stock split.  This Proxy Statement does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. We do not have any plans, proposals or arrangements, whether written or oral, to issue and sell any of the newly available shares of common stock resulting from the Reverse Stock Split for general corporate or any other purposes.

Effect on the Company’s Stock Plans

The Company’s 2009 Stock Plan and 2015 Equity Incentive Plan each provide for proportionate adjustments to the number of shares subject to the applicable plan in the event of a reverse stock split. With respect to outstanding, unexercised awards, the Reverse Stock Split will result in an increase in the applicable price per share corresponding to the ultimate reverse stock split ratio. As of the record date, the Company had 3,146,518 shares of Common Stock reserved for issuance pursuant to the 2015 Equity Incentive Plan (subject to an automatic annual increase equal to the least of (i) 42,250 Shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board, as well as a further increase for any shares of Common Stock returned to the 2009 Stock Plan), consisting of (i) 2,947,317 shares subject to previously granted awards and (ii) 199,201 shares remaining available for grant.

Should the Reverse Stock Split be effected, each of the above stock plans provides for proportionate adjustments to the number of shares available for issuance and awardable, and as applicable, automatic proportionate adjustments to the shares awarded and the exercise price, grant price or purchase price relating to awards under such plan. Awards for a fractional share will be rounded up to the nearest share. If Proposal 3 is approved by our stockholders, the additional shares approved for issuance under the 2015 Plan will not be adjusted as a result of this Proposal 5.

Accordingly, if this proposal is approved by the stockholders and the Reverse Stock Split is implemented by the board of directors, upon the filing of an amendment in the form attached as Appendix C to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, the number of all outstanding equity awards, the number of shares available for issuance and awardable and the exercise price, grant price or purchase price relating to any award under the Company’s stock plans will be proportionately adjusted using the split ratio selected by the board of directors (subject to the treatment of fractional shares as described above). The compensation committee has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our stock plans. For example, if a 1-for-10 reverse stock split is effected, the 199,201 shares that remain available for issuance under the 2015 Equity Incentive Plan (subject to increase as discussed above) as of March 7, 2019, would be adjusted to 19,920 shares (subject to the increases discussed above). In addition, the exercise price per share under each stock option would be increased by 10 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For illustrative purposes only, an outstanding stock option for 4,000 shares of Common Stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-10 split ratio into an option exercisable for 400 shares of Common Stock at an exercise price of $10.00 per share.

Effect on Authorized but Unissued Shares of Capital Stock

Currently, we are authorized to issue up to a total of 100,000,000 shares of Common Stock, of which 48,129,047 shares were issued and outstanding as of March 7, 2019 and 5,000,000 shares of Preferred Stock. As of December 31, 2018, 60,000 shares of preferred stock were designated Series A preferred stock, 18,000 shares of preferred stock were designated Series B preferred stock and 8,586 shares of preferred stock were designated Series C preferred stock. As of March 7, 2019, 44,745 shares of Series A preferred stock were issued and outstanding, 615 shares of Series B preferred stock were issued and outstanding and no shares of Series C preferred stock were issued and outstanding.

The Reverse Stock Split, if approved and implemented, would not have any effect on the authorized number of shares of our Common Stock or Preferred Stock. Proportionately, the Reverse Stock Split would increase the ratio between our authorized capital stock and our issued capital stock. This means that, subject to the limits imposed by NASDAQ Stock Market Rule 5635(d), our board of directors could issue a relatively larger amount of capital stock without additional action by our stockholders. The issuance of additional shares of our capital stock would dilute the voting and economic rights of our existing stockholders. Additionally, the ability to issue a relatively larger amount of capital stock could allow our board of directors to take certain actions which would discourage hostile takeover attempts. The ability to resist takeover attempts could also allow our board of directors greater power to resist or delay changes in control or the removal of our management team. Our board of directors would consider any takeover attempts and proposed changes in control or management, and would act in accordance with our stockholders’ best interests, as determined by the exercise of the directors’ business judgment.

Effect on Par Value

The certificate of amendment attached as Appendix C does not contemplate any change to the par value of our Common Stock or Preferred Stock, which are both currently $0.001 per share.

Reduction in Stated Capital

Upon the effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Company’s Common Stock, which consists of the par value per share of the Company’s Common Stock multiplied by the aggregate number of shares of the Company’s Common Stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split. Correspondingly, our paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of the Company’s Common Stock, will be increased by the same amount by which the stated capital is reduced. The stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, this transaction is not the first step in a “going private transaction,” within the meaning of Rule 13e-3 of the Exchange Act, and will not produce, either directly or indirectly, any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3.

Certain Material U.S. Federal Income Tax Consequences

The following paragraphs are intended as a summary of certain U.S. federal income tax consequences to U.S. taxpayers and the company with respect to the Reverse Stock Split, if effected. This summary does not attempt to describe all possible federal or other tax consequences of such actions or based on particular circumstances. In addition, it does not describe any state, local or non-U.S. tax consequences.

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of the Company’s Common Stock that are U.S. Holders (as defined below) who hold such stock as a capital asset for federal income tax purposes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding the Company’s Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of the Company’s Common Stock in connection with employment or other performance of services including pursuant to the exercise of compensatory stock options or the vesting of restricted shares of Common Stock; (xi) persons who hold Company Common Stock as qualified small business stock within the meaning of Section 1202 of the Code; (xii) U.S. expatriates; (xiii) holders which own or which are deemed to own 10% or more of the total vote or value of the Company’s stock; or (xiv) holders that are required to accelerate the recognition of any item of gross income with respect to the Company’s Common Stock as a result of such income being recognized on an applicable financial statement. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of the Company’s Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the Reverse Stock Split and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of the Company’s Common Stock that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person.

The Reverse Stock Split is intended to constitute a “recapitalization” for U.S. federal income tax purposes. Assuming such treatment is correct, a U.S. Holder generally should not recognize gain or loss upon the receipt of the Company’s Common Stock in the Reverse Stock Split except with respect to any additional fractions of a share of the Company’s Common Stock received as a result of the rounding up of any fractional shares that would otherwise be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of the Company’s Common Stock in lieu of a fractional share, a U.S. Holder’s aggregate tax basis in the shares of the Company’s Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Company’s Common Stock surrendered, and such U.S. Holder’s holding period in the shares of the Company’s Common Stock received should include the holding period in the shares of the Company’s Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of the Company’s Common Stock surrendered to the shares of the Company’s Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of the Company’s Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As described below in “Exchange Procedures—Fractional Shares,” no fractional shares of the Company’s Common Stock will be issued as a result of the Reverse Stock Split. Instead, if the Reverse Stock Split would leave a U.S. Holder with fractional shares, the number of shares to be issued to such U.S. Holder will be rounded up to the nearest whole share. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of the Company’s Common Stock are not clear. A U.S. Holder who receives one whole share of the Company’s Common Stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. The Company is not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the Reverse Stock Split.

Effectiveness of Reverse Stock Split

The Reverse Stock Split, if approved by the stockholders and implemented by the board of directors, would become effective upon the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation in the form attached as Appendix C with the Secretary of State of the State of Delaware. It is expected that such a filing would take place promptly after the stockholders approve this proposal, but the board of directors will consider prevailing market conditions, the status of its discussions with NASDAQ and other relevant factors in determining when and whether to effect the Reverse Stock Split. The exact timing of the filing of the amendment will reflect the board of directors’ business judgment as to when such action will be the most advantageous to the Company and the stockholders. Approval of this proposal also grants the board of directors the right, in its sole discretion, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the certificate of amendment attached as Appendix C, the board of directors, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the stockholders to proceed with the Reverse Stock Split.

Exchange Procedures

Book-Entry Shares

If the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by the Exchange Agent, through the Depository Trust Company’s Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be required to exchange their old stock certificate(s) (“Old Certificate(s)”) for shares held in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of shares of the Company’s Common Stock resulting from the Reverse Stock Split. Stockholders of record upon the Effective Time will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by the Exchange Agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effectiveness of the Reverse Stock Split, the Exchange Agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares to be held in book-entry form.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

As soon as practicable after the surrender to the Exchange Agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the Exchange Agent may specify, the Exchange Agent will have their holdings electronically adjusted in the name of such person.

Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of the Company’s Common Stock resulting from the Reverse Stock Split. Until stockholders have returned their properly completed and duly executed transmittal letter and surrendered their Old Certificate(s) for exchange, stockholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any book-entry shares are to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue book-entry shares or certificates representing fractional shares. Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately selected by the board of directors will have their resulting shares rounded up to the nearest whole share. Where shares are held in certificated form, the surrender of all Old Certificate(s) and receipt by the Exchange Agent of a properly completed and duly executed transmittal letter will also be required.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split described in this proposal, and we will not independently provide the stockholders with any such rights.

Vote Required

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split at a split ratio between, and including, 1-for-3 and 1-for-10, as will be selected by the board of directors prior to the time of filing such a certificate of amendment with the Delaware Secretary of State. Because the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock is required for this proposal, abstentions will have the same effect as votes against this proposal. Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL NO. 6

adjournment of the Annual Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals

Overview

In order to ensure that approval of the foregoing proposals is obtained, the Board wishes to seek approval of a proposal to adjourn the Annual Meeting, if necessary, to solicit more votes in favor of the foregoing proposals.

Vote Required

The approval of the adjournment of the Annual Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal.  Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE adjournment of the Annual Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals.

EXECUTIVE OFFICERS

Executive Officers

The following table identifies certain information about our executive officers as of March 7, 2019.  Our executive officers are appointed by, and serve at the discretion of, our board of directors.  Each of our executive officers serves at the discretion of our board of directors and holds office until his successor is duly elected and qualified or until his earlier resignation or removal.  There are no family relationships among any of our directors or executive officers.

Name	Age	Title
Jeffrey M. Soinski	57	President, Chief Executive Officer and Director
Mark Weinswig	46	Chief Financial Officer
Himanshu N. Patel	59	Chief Technology Officer

For a brief biography of Mr. Soinski, please see the section of this Proxy Statement titled “Nominees for Director.”

Mark Weinswig has served as our Chief Financial Officer since June 2018. Prior to joining the Company, Mr. Weinswig served as Chief Financial Officer at Aqua Metals, Inc., a Nasdaq-listed heavy metal recycling company, from August 2017 to March 2018. Mr. Weinswig has previously served as Chief Financial Officer of One Workplace, a designer and manufacturer of customized workspaces, from July 2016 to July 2017. From October 2010 to June 2016, Mr. Weinswig served as Chief Financial Officer of Emcore Corporation, a Nasdaq-listed designer and manufacturer of indium phosphide optical chips, components, subsystems and systems for the broadband and specialty fiber optics market. From September 2009 to October 2010, Mr. Weinswig served as International Finance Director at Coherent, Inc., a Nasdaq-listed designer and manufacturer of photonics solutions. Earlier in his career Mr. Weinswig worked at Morgan Stanley and PricewaterhouseCoopers. He received an M.B.A. from the University of Santa Clara and a B.S. in business administration with an accounting major from Indiana University. He has earned the CFA and CPA designations.

Himanshu N. Patel co-founded Avinger in 2007 and has served as our Chief Technology Officer from January 2011 to November 2011 and since October 2013. From September 1999 to February 2007, Mr. Patel held various research and development positions, including Director of Advanced Technologies, at FoxHollow Technologies. Mr. Patel previously held research and development positions at EndoTex Interventional Systems and General Surgical Innovations. Mr. Patel holds a B.S. in Mechanical Engineering from M.S. University of Baroda, India, and an M.S. in Mechanical Engineering from the University of Florida.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions.  Our compensation committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation.  Our compensation committee has the sole authority to determine our Chief Executive Officer’s compensation.  In addition, our compensation committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, including the directors.  Our Chief Executive Officer and Chief Financial Officer also make compensation recommendations for our other executive officers and initially propose the corporate and departmental performance objectives under our Executive Incentive Compensation Plan to the compensation committee.

The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our Chief Executive Officer and our two other most highly compensated executive officers in our fiscal years ended December 31, 2018 and 2017.  The individuals listed in the table below are our named executive officers for our fiscal year ended December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Jeffrey M. Soinski(3)	2018	390,000	84,539	815,000	-	-	3,000	1,292,539
President and Chief Executive Officer	2017	390,000	-	61,500	67,161	-	3,000	521,661
Himanshu Patel (3)	2018	280,000	48,556	489,000	-	-	3,000	820,556
Chief Technology Officer	2017	280,000	-	61,500	67,161	-	3,000	411,661
Mark B. Weinswig (4)	2018	156,250	-	407,500	-	-	-	563,750
Chief Financial Officer

(1)

The amounts reported represent the aggregate grant-date fair value of the stock awards and stock options awarded to the named executive officer in 2018 and 2017, calculated in accordance with ASC Topic 718.  Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions.  The assumptions used in calculating the grant-date fair value of the options reported in this column are set forth in the section of our Annual Report on Form 10-K titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation.”

(2)	The amounts reported for Mr. Soinski and Mr. Patel represent funds contributed to his health savings account of $3,000 for each of 2018 and 2017.
(3)	Mr. Soinski's and Mr. Patel's salary was increased in February 2019 to $400,000 and $300,000, respectively.
(4)	Mr. Weinswig was hired effective June 25, 2018, replacing Matt Ferguson, who resigned August 1, 2018.

Executive Employment Letters

Jeffrey M. Soinski

We entered into an employment offer letter in December 2014 with Jeffrey M. Soinski, our President and Chief Executive Officer.  The letter has no specific term and provides for at-will employment.  The letter also provides that, in 2015, Mr. Soinski was eligible to receive an annual performance bonus of up to 40% of his annual salary based on the achievement of certain goals mutually agreed upon by him and our board of directors.  Effective January 1, 2016, Mr. Soinski’s annual base salary was $390,000 and his target bonus percentage was increased from 40% to 50%. Effective February 1, 2019, Mr. Soinski’s annual base salary was increased to $400,000.

Pursuant to Mr. Soinski’s employment offer letter, if, within the 12-month period following a “change in control,” we terminate Mr. Soinski’s employment without “cause,” or Mr. Soinski resigns for “good reason” (as such terms are defined in Mr. Soinski’s employment offer letter), Mr. Soinski will receive accelerated vesting as to 100% of his outstanding unvested stock options.  If we experience a change in control, and Mr. Soinski remains our employee through such date, Mr. Soinski will receive accelerated vesting as to 50% of his outstanding unvested stock options and/or restricted stock.

If we terminate Mr. Soinski without cause at any time, he will be entitled to receive 12 months of base salary and COBRA medical and dental insurance coverage, in each case payable in substantially equal installments in accordance with our payroll practices, as severance, in exchange for signing and not revoking a severance agreement and general release against us and our affiliates within 60 days following his termination of employment.

The letter provided that Mr. Soinski receive payments or reimbursements from us for up to $30,000 of reasonable and documented expenses related to temporary lodging, travel, and commuting costs incurred by Mr. Soinski prior to August 2015 in connection with his transition from Utah to Redwood City, California, and reimbursements of up to $100,000 related to the sale of Mr. Soinski’s home in Utah and relocation to California.  All relocation benefits owed to Mr. Soinski have been paid, and no further obligations exist under these provisions.

Mark Weinswig

Pursuant to an Employment Offer Letter between the Company and Mr. Weinswig, dated as of June 11, 2018, Mr. Weinswig is entitled to receive as compensation (i) a base salary of $300,000; (ii) a discretionary bonus targeted at 40% of his base salary, subject to achievement of mutually agreed performance goals and payable semi-annually; and (iii) other standard benefits provided to each of the Company’s executive officers.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis.  We may make a discretionary matching contribution to the 401(k) plan, and may make a discretionary employer contribution to each eligible employee each year.  To date, we have not made any matching or profits sharing contributions into the 401(k) plan.  All participants’ interests in our matching and profit sharing contributions, if any, vest pursuant to a four-year graded vesting schedule from the time of contribution.  Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions.  The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code.  As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan in 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our named executive officers at December 31, 2018.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not Vested
Name	Grant Date	Exercisable (3)	Unexercisable	($)(4)	Date	Vested (#)	($)(5)
Jeffrey M. Soinski	12/31/2014(1)(7)	15,484	—	180	12/31/2024	—	—
	3/7/2016 (2)(7)	1030	468	518.4	3/7/2026	—	—
	3/7/2016(2)(8)					563	169
	3/13/2017 (2) (7)	656	844	82	3/13/2027	—	—
	3/13/2017 (2)(8)					375	113
	9/5/2018(2) (9)					500,000	150,000

Himanshu Patel	11/5/2013 (1) (6)	555	—	810	11/5/2023	—	—
	12/31/2014(1) (7)	4339	—	180	12/31/2024
	3/3/2016(2) (7)	428	196	519.6	3/3/2026
	3/3/2016(2) (8)					156	47
	3/13/2017 (2) (7)	327	422	82	3/13/2027
	3/13/2017 (2) (8) (5)					282	85
	9/5/2018(2) (5)					300,000	90,000

Mark Weinswig	9/5/2018(2) (5) (9)					250,000	75,000

(1)

Each of the outstanding equity awards was granted pursuant to our 2009 Stock Plan. No additional awards may be granted under the 2009 Stock Plan, and all awards granted under the 2009 Stock Plan that are repurchased, forfeited, expire, are cancelled or otherwise not issued become available for grant under the 2015 Plan in accordance with its terms.

(2)	Each of the outstanding equity awards was granted pursuant to our 2015 Equity Incentive Plan.
(3)	All of our options granted pursuant to our 2009 Stock Plan are early exercisable subject to the Company’s right to repurchase any unvested shares.
(4)	This column represents the fair value of a share of our common stock on the date of grant, as determined by our board of directors.
(5)

This column represents the market value of the unvested shares of our common stock underlying the RSUs as of December 30, 2018, based on the closing price of our common stock, as reported on the Nasdaq Capital Market, of $0.30 per share.

(6)

25% of the shares of our common stock subject to this option vested on October 11, 2014, and the balance vests in 36 successive equal monthly installments, subject to continued service through each such vesting date.

(7)

25% of the shares of our common stock subject to this option vested on the one year anniversary of the grant date, and the balance vests in 36 successive equal monthly installments, subject to continued service through each such vesting date.

(8)

25% of the shares of our common stock subject to this option vested on the one year anniversary of the grant date, and the balance vests in 3 successive equal annual installments, subject to continued service through each such vesting date.

(9)

33.3% of the shares of our common stock subject to this option vested on the one year anniversary of the grant date, and the balance vests in 2 successive equal annual installments, subject to continued service through each such vesting date.

Potential Payments upon Termination or Change of Control

Jeffrey M. Soinski

In March 2018, we entered into a change of control and severance agreement with Jeffrey M. Soinski. Under this agreement, if, within the 18 month period following a “change of control,” we terminate Mr. Soinski’s employment other than for “cause,” death or disability, or the employee resigns for “good reason” (as such terms are defined in the employee’s employment agreement) and, within 60 days following the employee’s termination, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive (i) continuing payments of severance pay at a rate equal to the employee’s base salary and target bonus, as then in effect, for 12 months, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for employee and employee’s dependents for up to 12 months, (iii) accelerated vesting as to 100% of the employee’s outstanding unvested stock options and/or restricted stock, and (iv) the extension of the post-termination exercise period of any options held by the employee for a period of 1 year.  Additionally, if we experience a change in control, 50% of Mr. Soinski’s outstanding unvested stock options and/or restricted stock will vest. In the event of any conflict between Mr. Soinski’s change of control and severance agreement and his offer letter, described above under “Executive Employment Letters,” he will be entitled to the greater of the benefits provided by either.

Himanshu Patel

We previously entered into a change of control and severance agreement with Himanshu Patel. Under this agreement, if, within the 18 month period following a “change of control,” we terminate Mr. Patel’s employment other than for “cause,” death or disability, or the employee resigns for “good reason” (as such terms are defined in the employee’s employment agreement) and, within 60 days following the employee’s termination, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive (i) continuing payments of severance pay at a rate equal to the employee’s base salary and target bonus, as then in effect, for 12 months, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for employee and employee’s dependents for up to 12 months, (iii) accelerated vesting as to 100% of the employee’s outstanding unvested stock options and/or restricted stock, and (iv) the extension of the post-termination exercise period of any options held by the employee for a period of 1 year.

Mark Weinswig

In June 2018, we entered into a change of control and severance agreement with Mark Weinswig. Under this agreement, if, within the 18 month period following a “change of control,” we terminate Mr. Weinswig’s employment other than for “cause,” death or disability, or the employee resigns for “good reason” (as such terms are defined in the employee’s employment agreement) and, within 60 days following the employee’s termination, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive (i) continuing payments of severance pay at a rate equal to the employee’s base salary and target bonus, as then in effect, for 12 months, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for employee and employee’s dependents for up to 12 months, (iii) accelerated vesting as to 100% of the employee’s outstanding unvested stock options and/or restricted stock, and (iv) the extension of the post-termination exercise period of any options held by the employee for a period of 1 year.  Additionally, if we experience a change in control, 50% of Mr. Weinswig’s outstanding unvested stock options and/or restricted stock will vest. In the event of any conflict between Mr. Weinswig’s change of control and severance agreement and his offer letter, described above under “Executive Employment Letters,” he will be entitled to the greater of the benefits provided by either.

Executive Incentive Compensation Plan

Our board of directors has adopted an Executive Incentive Compensation Plan, or the Bonus Plan, that is administered by our compensation committee.  The Bonus Plan allows our compensation committee to provide cash incentive awards to selected employees, including our named executive officers, based upon performance goals established by our compensation committee.

Under the Bonus Plan, our compensation committee determines the performance goals applicable to any award, which goals may include, without limitation: attainment of research and development milestones, sales bookings, business divestitures and acquisitions, cash flow, cash position, earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, net income, net profit, net sales, operating cash flow, operating expenses, operating income, operating margin, overhead or other expense reduction, product defect measures, product release timelines, productivity, profit, return on assets, return on capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price, time to market, total stockholder return, working capital, and individual objectives such as peer reviews or other subjective or objective criteria.  Performance goals that include our financial results may be determined in accordance with GAAP or such financial results may consist of non-GAAP financial measures and any actual results may be adjusted by the compensation committee for one-time items or unbudgeted or unexpected items when performance goals that include our financial results may be determined in accordance with GAAP, or such financial results may consist of non-GAAP financial measures, and any actual results may be adjusted by the compensation committee for one-time items or unbudgeted or unexpected items when determining whether the performance goals have been met.  The goals may be on the basis of any factors the compensation committee determines relevant, and may be adjusted on an individual, divisional, business unit or company-wide basis.  The performance goals may differ from participant to participant and from award to award.

Our compensation committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period.  The actual award may be below, at or above a participant’s target award, in the compensation committee’s discretion.  Our compensation committee may determine the amount of any reduction on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards are paid in cash only after they are earned, which usually requires continued employment through the date a bonus is paid.  Our compensation committee has the authority to amend, alter, suspend or terminate the Bonus Plan provided such action does not impair the existing rights of any participant with respect to any earned bonus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 7, 2019 for:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our named executive officers;

●	each of our directors and nominees for director; and

●	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 48,129,047 shares of our common stock outstanding as of March 7, 2019. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 7, 2019.  However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Avinger, Inc., 400 Chesapeake Drive, Redwood City, California 94063. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
Named Executive Officers and Directors:

Jeffrey M. Soinski(1)	49,432	*
Mark Weinswig(2)	28,812	*
James G. Cullen(3)	6,057	*
Donald A. Lucas(4)	3,680	*
James B. McElwee(5)	3,346	*
Himanshu Patel(6)	212,151	*
Perkins Capital Management, Inc.(7)	3,593,093	7.2%
Hudson Bay Capital Management LP and Sander Gerber(8)	2,603,565	5.1%
All executive officers, directors and director nominees as a group (6 individuals)(9)	303,478	*

*	Represents ownership of less than 1%
(1)	Consists of (i) 32,012 shares of common stock held of record by Mr. Soinski and (ii) 17,420 shares of common stock issuable upon exercise of options exercisable within 60 days of March 7, 2019.
(2)	Consists of 28,812 shares of common stock held of record by Mr. Weinswig.
(3)

Consists of (i) 1,843 shares of common stock held by Gilbert Investments, LLC, (ii) warrants to purchase 621 shares of common stock held by Gilbert Investments, LLC, (iii) 328 shares held by 2000 James Cullen Generation Skipping Family Trust and (iv) 3,265 shares of common stock issuable upon exercise of options exercisable within 60 days of March 7, 2019.  Mr. Cullen has sole voting and dispositive power with respect to shares held by Gilbert Investments, LLC and James Cullen Generation Skipping Family Trust.  Mr. Cullen does not have a pecuniary interest in the James Cullen Generation Skipping Family Trust and disclaims beneficial ownership in Gilbert Investments, LLC except to the extent of his pecuniary interest therein.

(4)

Consists of (i) 580 shares of common stock held of record by Lucas Venture Group III, LP and (ii) 3,100 shares of common stock issuable upon exercise of options exercisable within 60 days of March 7, 2019.

(5)

Consists of (i) 377 shares of common stock held of record by Mr. McElwee, (ii) warrants to purchase 138 shares of common stock and (iii) 2,831 shares issuable upon exercise of options exercisable within 60 days of March 7, 2019.

(6)

Consists of (i) 31,375 shares of common stock held of record by Mr. Patel, (ii) warrants to purchase 50,000 shares of common stock, (iii) 5,776 shares of common stock issuable upon exercise of options exercisable within 60 days of March 7, 2019 and (iv) 125,000 shares of common stock that are issuable upon the conversion of shares of Series B preferred stock that are immediately convertible to common stock.

(7)	Consists of (i) 1,750,093 shares of common stock, and (ii) warrants to purchase 1,843,000 shares of common stock. The address of Perkins Capital Management, Inc. is 730 Lake St. E., Wayzata, MN 55391.
(8)

Consists of warrants to purchase 2,603,565 shares of common stock. The address of Hudson Bay Capital Management LP and Mr. Gerber is 777 Third Avenue, 30th Floor, New York, NY 10017. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the Investment Manager. Mr. Gerber disclaims beneficial ownership of these securities.

(9)

Consists of (i) 95,327 shares of common stock, (ii) warrants to purchase 50,759 shares of common stock (iii) 32,392 shares issuable upon exercise of options exercisable within 60 days of March 7, 2019 and (iv) 125,000 shares of common stock that are issuable upon the conversion of shares of Series B preferred stock that are immediately convertible to common stock.

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2017, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●

any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Master Consulting Agreement

We entered into a Master Consulting Agreement in November 2013 with Recreation, Inc., a brand strategy and design agency, for marketing services.  John D. Simpson is the founder and was the Chief Executive Officer of Recreation at the time we entered into the Master Consulting Agreement, and until March 2017, he was also our Senior Vice President, Sales and Marketing.  Pursuant to this Consulting Agreement, as amended, Recreation provided marketing services to us until June 2017.  The total amounts we paid to Recreation in 2017 and 2018 were $136,000 and $0, respectively.

Master Services Agreement

We entered into a Master Services Agreement effective September 1, 2015, which we refer to as the MSA, with Consensys Imaging Service, Inc., or Consensys.  Jeffrey M. Soinski, our President, Chief Executive Officer and member of our Board of Directors was also a member of the Board of Directors of Consensys at the time we entered into the MSA.  Under the MSA, we may enter into any number of Statements of Work, each of which is governed by the general terms of the MSA.  We entered into a Statement of Work effective as of January 15, 2016, pursuant to which Consensys provides field engineers to assist with the installation, service and maintenance of our Lightbox consoles for a fixed fee depending on the type of service.  The Statement of Work has no expiration date and remains in effect.  The total amounts we paid to Consensys in 2018 and 2017were $84,000 and $188,000, respectively.

Employment of Related Persons

Through March 2017, we employed John D. Simpson most recently as our Senior Vice President, Sales and Marketing, who is the son of John B. Simpson, our former Executive Chairman.  Mr. Simpson became an employee in August 2009, and in this capacity Mr. Simpson’s compensation totaled $93,143 in 2017 and $0 in 2018.  We believe that Mr. Simpson’s compensation was comparable with compensation paid to other employees with similar levels of responsibility and years of experience.

Other Transactions

We have entered into employment and separation arrangements with certain current and former executive officers.  For more information on these employment and separation agreements, see the section titled “Executive Employment Letters” in Item 11 above.

We have entered into indemnification agreements with our directors and executive officers.  The indemnification agreements, as well as our certificate of incorporation and bylaws, require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee.  Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval.  In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year.  To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2018, all of our officers, directors and greater than 10% beneficial owners have complied with Section 16(a) filing requirements on a timely basis, other than one late report from Himanshu Patel in March 2018 and Mark Weinswig in July 2018.

Fiscal Year 2018 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2018 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement.  This proxy statement and our annual report are posted on our website at www.avinger.com and are available from the SEC at its website at www.sec.gov.  You may also obtain a copy of our annual report without charge by sending a written request to Avinger, Inc., Attention: Investor Relations, 400 Chesapeake Drive, Redwood City, California 94063.

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The board of directors does not know of any other matters to be presented at the Annual Meeting.  If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold.  You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Redwood City, California
April __, 2019

Appendix A

Amended and Restated 2015 Equity Incentive Plan

AVINGER, INC.

2015 EQUITY INCENTIVE PLAN

1.         Purposes of the Plan.  The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide additional incentive to Employees, Directors and Consultants, and

●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.         Definitions.  As used herein, the following definitions will apply:

(a)           “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)           ”Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)           ”Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d)           ”Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)           ”Board” means the Board of Directors of the Company.

(f)            ”Change in Control” means the occurrence of any of the following events:

(i)         A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)         A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)        A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3).  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)          ”Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)           “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i)            ”Common Stock” means the common stock of the Company.

(j)            ”Company” means Avinger, Inc., a Delaware corporation, or any successor thereto.

(k)           ”Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities.

(l)            ”Director” means a member of the Board.

(m)          ”Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)          ”Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)           ”Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)           ”Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q)           ”Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)          If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)         If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)        For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock; or

(iv)        In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r)            ”Fiscal Year” means the fiscal year of the Company.

(s)           ”Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t)           “Inside Director” means a Director who is an Employee.

(u)           ”Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)           ”Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)          ”Option” means a stock option granted pursuant to the Plan.

(x)           ”Outside Director” means a Director who is not an Employee.

(y)           ”Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)           ”Participant” means the holder of an outstanding Award.

(aa)         ”Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(bb)        ”Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing  pursuant to Section 10.

(cc)         ”Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd)        ”Plan” means this 2015 Equity Incentive Plan.

(ee)         ”Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

(ff)          ”Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(gg)        ”Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh)        ”Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii)           ”Section 16(b)”  means Section 16(b) of the Exchange Act.

(jj)           “Service Provider” means an Employee, Director or Consultant.

(kk)         ”Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ll)           ”Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(mm)       ”Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.         Stock Subject to the Plan.

(a)           Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 8,000,000 Shares, plus the sum of any Shares subject to stock options or similar awards granted under the Company’s 2009 Stock Plan, as amended (the “Existing Plan”) that, on or after the Registration Date, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan from previously granted awards under the Existing Plan equal to 75,000.  The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)          Automatic Share Reserve Increase.  Subject to the provisions of Section 14 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2016 Fiscal Year, in an amount equal to the least of (i) 42,250 Shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board; provided, however, that such determination under clause (iii) will be made no later than the last day of the immediately preceding Fiscal Year.

(c)           Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated).  Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan.  Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d)          Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.         Administration of the Plan.

(a)           Procedure.

(i)          Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)         Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)        Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)        Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)          Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)          to determine the Fair Market Value;

(ii)         to select the Service Providers to whom Awards may be granted hereunder;

(iii)        to determine the number of Shares to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan;

(v)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)        to institute and determine the terms and conditions of an Exchange Program;

(vii)       to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)      to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)         to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x)          to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

(xi)         to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)        to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii)       to make all other determinations deemed necessary or advisable for administering the Plan.

(c)          Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.         Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.         Stock Options.

(a)           Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)          Term of Option.  The term of each Option will be stated in the Award Agreement.  In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)          Option Exercise Price and Consideration.

(i)         Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

 (1)              In the case of an Incentive Stock Option

(A)         granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)          granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

 (2)             In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

 (3)             Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)         Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)        Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)          Exercise of Option.

(i)         Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)         Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)        Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)       Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.         Restricted Stock.

(a)           Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)          Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)          Transferability.  Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)          Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)           Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)           Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)           Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)           Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.         Restricted Stock Units.

(a)           Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)          Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c)           Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)          Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement.  The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)           Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.         Stock Appreciation Rights.

(a)           Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)           Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)           Exercise Price and Other Terms.  The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)          Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)           Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion.  Notwithstanding the foregoing, the rules of Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)           Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)          The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)         The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.       Performance Units and Performance Shares.

(a)          Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)          Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)          Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers.  The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.”  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)          Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)          Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)           Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.       Outside Director Limitations.  No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $250,000, including in the Fiscal Year of his or her initial service as an Outside Director.  Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 11.

12.       Leaves of Absence/Transfer Between Locations.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.       Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.       Adjustments; Dissolution or Liquidation; Change in Control.

(a)          Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limit in Section 3 of the Plan.

(b)          Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)          Change in Control.  In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.  In taking any of the actions permitted under this Section 14(c), the Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)          Outside Director Awards.  With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

15.       Tax.

(a)           Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)           Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)           Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

16.       No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.       Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.       Term of Plan.  Subject to Section 22 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date.  It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.

19.       Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)          Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)          Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.       Conditions Upon Issuance of Shares.

(a)          Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)          Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.       Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22.       Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Appendix B

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AVINGER, INC.

Avinger, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is Avinger, Inc., and the original Certificate of Incorporation of this Corporation was filed with the Secretary of State of the State of Delaware on March 8, 2007.

2.	Section 4.1 of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read:

4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is One Hundred and Thirty Million (130,000,000) shares, consisting of One Hundred and Twenty-Five Million (125,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”), and Five Million (5,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

3.	The foregoing amendment has been duly approved by the board of directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	The foregoing amendment has been duly approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5.	This Certificate of Amendment shall become effective at 5:00 p.m. Eastern time on [●], 2019.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer of the Corporation as of [●], 2019.

AVINGER, INC.

By: ___________________________

       Jeffrey M. Soinski

       President and Chief Executive Officer

Appendix C

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AVINGER, INC.

Avinger, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is Avinger, Inc., and the original Certificate of Incorporation of this Corporation was filed with the Secretary of State of the State of Delaware on March 8, 2007.

2.	ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to add the following paragraph at the end of Article IV as a new Section 4.6:

4.6 Reverse Stock Split. Upon the effectiveness of the Certificate of Amendment of the Certificate of Incorporation adding this Section 4.6 (the “Effective Time”), each three to ten shares of the Corporation's Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof, the exact ratio within the three to ten range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (such combination, the “Reverse Stock Split”). Any fractional shares otherwise issuable as a result of the Reverse Stock Split will be automatically rounded up to the nearest whole share; provided, that where shares are held in certificated form, the surrender of a stockholder’s Old Certificates (as defined below) will be required. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the rounding up of fractional share interests as described above.

3.

On [●], 2019, the Board of Directors of the Corporation determined that each [●] shares of the Corporation's Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share. The Corporation publicly announced this ratio on [●], 2019.

4.	The foregoing amendment has been duly approved by the board of directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5.	The foregoing amendment has been duly approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

6.	This Certificate of Amendment shall become effective at 5:00 p.m. Eastern time on [●], 2019.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer of the Corporation as of [●], 2019.

AVINGER, INC.

By: ___________________________

       Jeffrey M. Soinski

       President and Chief Executive Officer

AVINGER, INC.
400 CHESAPEAKE DRIVE
REDWOOD CITY, CA 94063

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